news release

GODADDY REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
2020 Full Year Revenue Growth of 11%, Bookings Growth of 11%
Guides to accelerating growth in 2021
GoDaddy adds 1.4 million net customers in 2020, nearly double the number added in 2019

SCOTTSDALE, Ariz., February 11, 2021 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the fourth quarter and year ended December 31, 2020.
"2020 was a really strong year for our business despite the obvious challenges, as our customers proved once again to be resourceful entrepreneurs and successfully pivoted to expand their online presence," said GoDaddy CEO Aman Bhutani. "We are confident that our 2021 plans to drive innovation and growth will not only bring more everyday entrepreneurs to the GoDaddy ecosystem, but will also help our existing customers achieve new heights of individual success."

"Aggressive and disciplined investment led to an acceleration across our business," said GoDaddy CFO Ray Winborne. "With a continued tailwind from elevated demand, and strong returns on our investments, we will continue to lean in on product and marketing to drive further acceleration in 2021."

Consolidated Fourth Quarter Financial Highlights

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$873.9	$780.4	12.0%	$3,316.7	$2,988.1	11.0%
Net cash provided by operating activities	$165.9	$162.2	2.3%	$764.6	$723.4	5.7%
Non-GAAP Results
Unlevered free cash flow	$181.1	$177.7	1.9%	$825.4	$735.6	12.2%
Operating Metrics
Total bookings	$943.1	$833.6	13.1%	$3,775.5	$3,401.2	11.0%
Total customers at period end	20,646	19,274	7.1%	20,646	19,274	7.1%
Annual revenue per user (ARPU)	$166	$158	5.1%	$166	$158	5.1%

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•Total revenue of $873.9 million, up 12.0% year over year, on a reported and constant currency basis.
•Total bookings of $943.1 million, up 13.1% year over year, on a reported and constant currency basis.
•Net cash provided by operating activities of $165.9 million, up 2.3% year over year.
•Unlevered free cash flow of $181.1 million, up 1.9% year over year.
•Customers of 20.6 million at December 31, 2020, up 7.1% year over year.
•ARPU of $166, up 5.1% year over year.
•Domains revenue of $402.2 million, up 14.2% year over year.
•Hosting and Presence revenue of $308.8 million, up 5.5% year over year.
•Business Applications revenue of $162.9 million, up 20.4% year over year.
•International revenue of $293.2 million, up 12.2% year over year, or 12.3% on a constant currency basis.

Business Updates

•GoDaddy's Chief Financial Officer, Ray Winborne, and Chief Legal Officer, Nima Kelly, also announced their intention to retire in 2021. Both leaders are committed to a seamless transition to their respective successors, and will remain in their roles throughout that process.
•GoDaddy completed the Poynt acquisition in February 2021, giving the company a head start in integrating a set of products that span the full spectrum of commerce enablement. This acquisition brings payment capabilities as a payment facilitator and value to customers through its innovative point of sale terminals, inventory management software, loyalty management tools, and more.
•GoDaddy welcomed nearly 1.4 million net new customers in 2020, the largest annual net customer growth in the company's history, excluding the year in which HEG was acquired.
•GoDaddy sees strong growth in its commerce offering within Websites + Marketing and in Sellbrite with GMV growth of 75% across all platforms nearing $7 billion.
•Websites + Marketing, GoDaddy's website and marketing suite, launched freemium options in select markets, resulting in millions of sign-ups with strong conversion rates.
•GoDaddy introduced new Websites + Marketing templates and tools to make it easier than ever for entrepreneurs to quickly start selling their products online.
•GoDaddy introduced new tools across Websites + Marketing to power easy promotion of highlighted products and offers across the website and in organic social posts via streamlined integrations.
•GoDaddy invested aggressively in marketing in 2020, generating high incremental returns on both bookings and gross profit.
•For the third year in a row, The Human Rights Campaign awarded GoDaddy a perfect score in its 2021 Corporate Equality Index.
•In January 2021, GoDaddy launched The Hub, by GoDaddy Pro, allowing website designers and developers to perform their work in WordPress, a platform they know, in a simple, intuitive way that saves them time and money.

Balance Sheet
At December 31, 2020, total cash and cash equivalents were $765.2 million, total debt was $3,153.6 million and net debt was $2,388.4 million.
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Business Outlook
For the first quarter ending March 31, 2021, GoDaddy expects total revenue of approximately $885 million, or approximately 12% year over year growth.
For the full year ending December 31, 2021, GoDaddy expects total revenue of approximately $3.70 billion, representing approximately 12% year over year growth, versus the $3.32 billion of revenue generated in 2020, and unlevered free cash flow of approximately $945 million, representing growth of 15%, versus the $825 million of unlevered free cash generated in 2020.

Modeling Guide	2021

Capital expenditures	~$65	million
Cash interest on long-term debt	~$100	million
Cash income taxes	~$25	million

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a webcast to discuss fourth quarter 2020 results at 5:00 p.m. Eastern Time on February 11, 2021. To hear the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans, partner
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integrations and marketing strategy; any statements regarding future financial results; statements concerning GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; changes to executive leadership; as well as the impact of the COVID-19 pandemic on our business, customers, employees and third-party partners; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and "Management's Discussion and Analysis of Financial Condition" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
14455 N. Hayden Road Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Total customers. We define a customer as an individual or entity, as of the end of a period, having an account with one or more paid product subscriptions. A single user may be counted as a customer more than once if they maintain paid subscriptions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
ARPU. We calculate ARPU as total revenue during the preceding 12-month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross Merchandise Volume (GMV). GMV is an operating metric and represents the total dollar value of orders facilitated by our customers through the Websites + Marketing and Sellbrite platforms, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is helpful to illustrate the volume of commerce facilitated by our products.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services, and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit www.GoDaddy.com.
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GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Domains	$402.2	$352.3	$1,515.1	$1,351.6
Hosting and presence	308.8	292.8	1,200.6	1,126.5
Business applications	162.9	135.3	601.0	510.0
Total revenue	873.9	780.4	3,316.7	2,988.1
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	301.9	270.8	1,158.6	1,026.8
Technology and development	148.6	125.0	560.4	492.6
Marketing and advertising	125.6	85.4	438.5	345.6
Customer care	74.3	84.8	316.9	348.7
General and administrative	79.7	92.1	323.8	362.1
Restructuring charges	(0.1)	—	43.6	—
Depreciation and amortization	51.4	48.8	202.7	209.7
Total costs and operating expenses	781.4	706.9	3,044.5	2,785.5
Operating income	92.5	73.5	272.2	202.6
Interest expense	(26.8)	(21.7)	(91.3)	(92.1)
Loss on debt extinguishment	—	(0.3)	—	(14.8)
Tax receivable agreements liability adjustment	—	—	(674.7)	8.7
Other income (expense), net	(0.3)	5.0	(1.6)	22.0
Income (loss) before income taxes	65.4	56.5	(495.4)	126.4
Benefit for income taxes	5.4	4.6	1.3	12.0
Net income (loss)	70.8	61.1	(494.1)	138.4
Less: net income attributable to non-controlling interests	0.3	0.6	1.0	1.4
Net income (loss) attributable to GoDaddy Inc.	$70.5	$60.5	$(495.1)	$137.0
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.42	$0.35	$(2.94)	$0.79
Diluted	$0.41	$0.34	$(2.94)	$0.76
Weighted-average shares of Class A common stock outstanding:
Basic	168,345	171,870	168,636	173,431
Diluted	172,423	177,642	168,636	181,721
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.2	$0.1	$0.7	$0.4
Technology and development	24.6	19.4	90.2	70.3
Marketing and advertising	6.0	4.7	21.7	15.4
Customer care	3.5	2.6	12.0	9.3
General and administrative	15.1	14.0	66.9	51.6
Total equity-based compensation expense	$49.4	$40.8	$191.5	$147.0

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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$765.2	$1,062.8
Short-term investments	—	23.6
Accounts and other receivables	41.8	30.2
Registry deposits	31.1	27.2
Prepaid domain name registry fees	392.4	382.6
Prepaid expenses and other current assets	60.8	48.9
Total current assets	1,291.3	1,575.3
Property and equipment, net	257.3	258.6
Operating lease assets	142.0	196.6
Prepaid domain name registry fees, net of current portion	176.1	179.3
Goodwill	3,275.1	2,976.5
Intangible assets, net	1,255.1	1,097.7
Other assets	36.0	17.2
Total assets	$6,432.9	$6,301.2
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$51.0	$72.3
Accrued expenses and other current liabilities	527.4	366.0
Deferred revenue	1,711.3	1,544.4
Long-term debt	24.3	18.4
Payable pursuant to tax receivable agreements	0.2	—
Total current liabilities	2,314.2	2,001.1
Deferred revenue, net of current portion	725.1	654.4
Long-term debt, net of current portion	3,090.1	2,376.8
Operating lease liabilities, net of current portion	166.7	192.9
Payable pursuant to tax receivable agreements, net of current portion	—	175.3
Other long-term liabilities	56.6	17.7
Deferred tax liabilities	92.0	100.9
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,308.8	1,003.5
Accumulated deficit	(1,190.9)	(153.5)
Accumulated other comprehensive loss	(131.0)	(78.2)
Total stockholders' equity (deficit) attributable to GoDaddy Inc.	(12.9)	772.0
Non-controlling interests	1.1	10.1
Total stockholders' equity (deficit)	(11.8)	782.1
Total liabilities and stockholders' equity (deficit)	$6,432.9	$6,301.2

14455 N. Hayden Road Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2020	2019
Operating activities
Net income (loss)	$(494.1)	$138.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	202.7	209.7
Equity-based compensation	191.5	147.0
Non-cash restructuring charges	29.0	—
Loss on debt extinguishment	—	14.8
Tax receivable agreements liability adjustment	674.7	(8.7)
Other	32.7	32.7
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(2.7)	1.1
Prepaid domain name registry fees	(17.5)	(15.1)
Accounts payable	(20.5)	13.6
Accrued expenses and other current liabilities	22.3	40.4
Deferred revenue	215.6	179.5
Other operating assets and liabilities	(69.1)	(30.0)
Net cash provided by operating activities	764.6	723.4
Investing activities
Purchases of short-term investments	—	(64.1)
Maturities of short-term investments	23.7	59.9
Business acquisitions, net of cash acquired	(424.7)	(40.3)
Purchases of intangible assets	(15.0)	(4.7)
Purchases of property and equipment	(66.5)	(87.6)
Other investing activities, net	0.2	1.5
Net cash used in investing activities	(482.3)	(135.3)
Financing activities
Proceeds received from:
Issuance of term loans	746.3	—
Issuance of Senior Notes	—	600.0
Stock option exercises	77.7	70.7
Issuance of Class A common stock under employee stock purchase plan	29.6	28.5
Payments made for:
Settlement of tax receivable agreements	(849.8)	—
Repurchases of Class A common stock	(541.7)	(458.6)
Repayment of term loans	(28.7)	(625.0)
Financing-related costs	(6.4)	(13.2)
Contingent consideration for business acquisitions	(0.5)	(54.8)
Other financing obligations	(8.2)	(4.5)
Net cash used in financing activities	(581.7)	(456.9)
Effect of exchange rate changes on cash and cash equivalents	1.8	(0.8)
Net increase (decrease) in cash and cash equivalents	(297.6)	130.4
Cash and cash equivalents, beginning of period	1,062.8	932.4
Cash and cash equivalents, end of period	$765.2	$1,062.8

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(in millions)
Total Bookings:
Total revenue	$873.9	$780.4	$3,316.7	$2,988.1
Change in deferred revenue	11.9	(3.1)	210.5	180.5
Net refunds	55.9	56.6	247.3	233.4
Other	1.4	(0.3)	1.0	(0.8)
Total bookings	$943.1	$833.6	$3,775.5	$3,401.2

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$165.9	$162.2	$764.6	$723.4
Cash paid for interest on long-term debt	31.9	26.9	80.5	80.3
Cash paid for acquisition-related costs	7.0	5.1	27.4	19.5
Capital expenditures	(27.4)	(16.5)	(66.5)	(87.6)
Cash paid for restructuring charges(1)	3.7	—	19.4	—
Unlevered free cash flow	$181.1	$177.7	$825.4	$735.6
_________________________________
(1)Includes lease payments related to our Austin facility, which was closed in connection with the June 2020 restructuring.

The following table provides a reconciliation of net debt:

December 31, 2020
(in millions)
Net Debt:
Current portion of long-term debt	$24.3
Long-term debt	3,090.1
Unamortized original issue discount on long-term debt	13.5
Unamortized debt issuance costs	25.7
Total debt	3,153.6
Less: Cash and cash equivalents	(765.2)
Net debt	$2,388.4
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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	December 31,
	2020	2019

	(in thousands)
Shares Outstanding:
Class A common stock	169,157	172,867
Class B common stock	688	1,490
Total common stock outstanding	169,845	174,357
Effect of dilutive securities(1)	3,156	4,263
	173,001	178,620
_________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:
Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

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14455 N. Hayden Road Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net